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                                                                    Exhibit  4.3


                          REGISTRATION RIGHTS AGREEMENT


      This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of August 13, 2003 by and among IPG Photonics Corporation, a Delaware corporation (the "Company"), and JDS UNIPHASE CORPORATION, a Delaware corporation, and any assignees or transferees thereof (each, a "Stockholder" and collectively, the "Stockholders").

      WHEREAS, it is a condition to the Subscription Agreement between the Company and the Stockholder, dated as of August 13, 2003 (the "Subscription Agreement") that the Stockholder enter into this Agreement with the Company.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholders hereby covenant and agree with each other as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

            "Board of Directors" shall mean the Board of Directors of the Company.

            "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

            "Common Stock" shall mean the Common Stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares, recapitalization, merger, consideration or other corporate reorganization).

            "Company" shall refer to the Company and any successor or successors thereto.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Majority Interest" shall mean the Stockholders holding not less than a majority in interest of the Registrable Securities held by all Stockholders (provided, however, that prior to any IPO (as defined hereinafter), a Majority Interest shall mean Stockholders holding not less than a Majority of the Registrable Securities referred to in clause (i) of the definition thereof).
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            "Person" shall mean an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization, and any other entity or organization, governmental or otherwise.

            "Registrable Securities" shall mean (i) any shares of Common Stock held by the Stockholders or their transferees, or subject to acquisition by any Stockholder or their transferees upon conversion of the Series D Preferred Stock (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected) and (ii) any other securities issued or issuable with respect to any such shares described in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that notwithstanding anything to the contrary contained herein, "Registrable Securities" shall not at any time include any securities (i) registered and sold pursuant to the Securities Act, (ii) sold to the public pursuant to Rule 144 promulgated under the Securities Act or (iii) which could then be sold in their entirety pursuant to Rule 144(k) promulgated under the Securities Act without limitation or restriction.

            "Registration Expenses" shall mean the expenses so described in
Section 6 hereof.

            "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock, par value $.0001 per share, of the Company.

      2.    Demand Registrations.

            (a) At any time after the earlier of (i) the 3rd anniversary of the date hereof or (ii) the date of the Company's initial public offering of its Common Stock pursuant to an effective registration under the Securities Act (the "IPO"), a Majority Interest of the Stockholders may notify the Company that they intend to offer or cause to be offered for public sale, and request that the Company register under the Securities Act for public sale, all or any portion of the Registrable Securities held by the Stockholders in the manner specified in such notice; provided, however, that in the case of such a request pursuant to clause (ii) above, such registration may not become effective prior to the date which is the earlier of six (6) months after the date of the Company's IPO and the date that any applicable Holdback Period (as defined hereinafter) or other lockup period applicable to such IPO expires. Upon receipt of such request, the Company shall promptly deliver notice of such request to all Persons holding Registrable Securities who shall then have thirty (30) days to notify the Company in writing of their desire to have Registrable Securities held by them included in such registration (which response shall specify the number of Registrable Securities proposed to be included in such registration). If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to


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include Registrable Securities in such registration shall be conditioned upon such Person's participation in such underwritten public offering and the inclusion of such Person's Registrable Securities in the underwritten public offering to the extent provided herein. The Company will use its commercially reasonable best efforts to expeditiously effect the registration under the Securities Act of all Registrable Securities of each holder who requested inclusion of such holders Registrable Securities in such registration and to qualify such Registrable Securities for sale under any state blue sky law; provided, however, that the Company shall not be required to effect more than two (2) registrations pursuant to requests under this Section 2(a). Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within sixty (60) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering. The Company may postpone the filing or the effectiveness of any registration statement required to be filed pursuant to this Section 2 for a reasonable time period, provided that such postponements shall not exceed sixty (60) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors determines in good faith that such disclosure is not in the best interests of the Company and its stockholders or (ii) the Company is then in possession of material non-public information the disclosure of which the Board of Directors has determined would have a material adverse effect upon the Company or its then current business plans. A registration will not count as a requested registration under this
Section 2(a) unless and until the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating holders; provided, however, that a majority in interest of the participating holders of Registrable Securities may request, in writing, that the Company withdraw a registration statement which has been filed under this
Section 2(a) but not yet been declared effective, and a majority in interest of such holders may thereafter request the Company to reinstate such Registration Statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this
Section 2(a);

            (b) If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number, reasonably deemed satisfactory by such managing underwriter, provided that the securities to be excluded shall be determined in the following sequence: (i) first, securities held by any other Persons (other than Persons holding Registrable Securities) having contractual, incidental or "Piggy-Back" registration rights, (ii) second, securities sought to be registered by the Company and (iii) third, Registrable Securities held by the Stockholders, it being understood that no shares shall be registered for the account of the Company or any shareholder other than the Stockholders unless all Registrable Securities for which Stockholders have requested registration have been registered. If there is a reduction in the number of shares of Common Stock or Registrable Securities to be registered pursuant to clauses (i), (ii) or (iii) above, such reduction shall be made within each tranche on a pro rata basis (based upon the aggregate number of shares of Common Stock or


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Registrable Securities held by the holders in each such tranche and subject to the priorities set forth in the preceding sentence);

            (c) With respect to a request for registration pursuant to Section 2(a) which is for an underwritten public offering, the managing underwriter shall be chosen by the Company, subject to the Stockholders' consent, which consent shall not be unreasonably withheld or delayed. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within one hundred eighty (180) days following the effective date of any registration required pursuant to this Section 2.

      3. Form S-3. After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities on Form S-3 (or any successor form) under the Securities Act. A Stockholder or Stockholders holding Registrable Securities anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $500,000 shall have the right, on one or more occasions, to request registration on Form S-3 (or any successor form) for the Registrable Securities held by such requesting Stockholder or Stockholders. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such securities by such holder or holders. The Company shall give notice to all other holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 3, and such other holders of Registrable Securities shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration, subject to the limitations set forth in Section 4. The Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 3 for a reasonable period of time, provided that such postponements shall not exceed forty-five (45) days in the aggregate during any twelve (12) month period, if
(a) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Company determines in good faith that such disclosure is not in the best interests of the Company and its stockholders, (b) the Company is then in possession of material non-public information the disclosure of which the Board of Directors has determined would have a material adverse effect upon the Company or its then current business plans, (c) the managing underwriter determines in good faith that an audit (other than the Company's regular year-end audit) would be required to successfully market such offering, or (d) the Company's President certifies in writing that the Company is then currently engaged in discussions with its managing underwriter concerning a registration statement that would be subject to Section 4 hereof.

      4. Piggy-Back Registration. If the Company at any time proposes to register any of its Common Stock under the Securities Act for sale to the public either for its own account or for the account of another Person other than the Stockholders (except pursuant to a demand by the Stockholders under Section 2 hereof, which demand registration shall be governed by the terms of said Section 2, and except with respect to registration statements on Forms S-4, S-8 or any other form not available for registering the Registrable Securities for sale to the public), each such time it will promptly give written notice to each holder of Registrable Securities of its intention to


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effect such registration. Upon the written request of any such holder of
Registrable Securities given within thirty (30) days after receipt by such holder of such notice, the Company will, subject to the limits contained in this
Section 4, use its commercially reasonable best efforts to cause all Registrable Securities of such holder that such holder so requests to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by the managing underwriter of the Company's securities being offered in an underwritten public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the marketability of the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including any holders of Registrable Securities) to a number reasonably deemed satisfactory by such managing underwriter; and provided, further, that the securities to be excluded shall be determined in the following sequence: (i) first, securities held by any Persons not having any contractual, incidental or "Piggy-Back" registration rights, (ii) second, securities held by any Persons having contractual, incidental or "Piggy-Back" registration rights pursuant to an agreement which is not this Agreement and Registrable Securities held by the Stockholders and (iii) third, securities sought to be registered by the Company. If there is a reduction in the number of shares of Common Stock or Registrable Securities to be registered pursuant to clauses (i) or (ii) above, such reduction shall be made within each tranche on a pro rata basis (based upon the aggregate number of shares of Common Stock or Registrable Securities held by the holders in each such tranche and subject to the priorities set forth in the preceding sentence).

      5. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

            (a) use its commercially reasonable best efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement to become and remain effective until completion of the proposed offering (but not for more than one hundred eighty (180) days);

            (b) use its commercially reasonable best efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the completion of the offering (but not for more than one hundred eighty (180) days) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;


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            (c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

            (d) use its commercially reasonable best efforts to register or qualify the securities covered by such registration statement under and to the extent required by such other securities or state blue sky laws of such jurisdictions as each selling holder shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the reasonable approval of such counsel;

            (f) promptly notify each selling holder of Registrable Securities, such selling holders' counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (g) use its commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

            (h) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder's counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein with respect to the selling holder or the securities being sold, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an


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underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

            (i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement subject, in each case, to such confidentiality agreements as the Company shall reasonably request;

            (j) enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, if any, and use its reasonable best efforts to facilitate the public offering of the securities;

            (k) request that each prospective selling holder be furnished a signed counterpart, addressed to the prospective selling holder, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) if and to the extent permitted by applicable professional standards, a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

            (l) use its commercially reasonable best efforts to cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the Common Stock is then listed or quoted (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);

            (m) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as reasonably practicable, an earnings statement of the Company (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions); and

            (n) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be executed and delivered all documents reasonably necessary to effect the registration of any securities under this Agreement.

      6. Expenses. All reasonable expenses incurred by the Company and the Stockholders in effecting the registrations provided for in Section 2,


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Section 3 and Section 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel for the Stockholders as a group (selected by a Majority Interest of the Stockholders who participate in the registration), underwriting expenses (other than commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 5(d) hereof (all of such expenses referred to as "Registration Expenses"), shall be paid by the Company.

      7.    Indemnification.

            (a) The Company shall indemnify and hold harmless the selling holder of Registrable Securities, each underwriter (as defined in the Securities Act), and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities
Act) such seller, underwriter or participating Person (individually and collectively, the "Indemnified Person") against any losses, claims, damages or liabilities (collectively, the "liability"), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person specifically for use therein; provided, further, that the foregoing indemnity shall not inure to the benefit of any underwriter, with respect to any preliminary prospectus, from whom the person asserting any losses, claims, damages and liabilities and judgments purchased Registrable Securities or any Person controlling such underwriter, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such underwriter to such Person, if required by law so to have been delivered, or prior to a written confirmation of the sale of the Registrable Securities to such Person, and if the prospectus (as so amended and supplemented) would have cured the defect giving rise to such liability, unless such failure to deliver the prospectus (as so amended and supplemented) was a result of noncompliance by the Company with Section 5(c) hereof. The Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability as expenses in connection with the same are incurred.

            (b) Each selling holder of any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers,


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each underwriter and each other Person, if any, who controls the Company or such underwriter (individually and collectively also the "Indemnified Person"), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein. Such selling holder shall reimburse any Indemnified Person for any fees incurred in investigating or defending any such liability; provided, however, that such selling holder's obligations hereunder shall be limited to an amount equal to the proceeds to such selling holder of the securities sold in any such registration.

            (c) Indemnification similar to that specified in Section 7(a) and
Section 7(b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.

            (d) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each Indemnifying Party under this Section 7, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the selling holders and the underwriters from the offering of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, the other selling holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the selling holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the


                                       9
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Company, the selling holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the selling holders and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a selling holder be required to contribute any amount under this Section 7(d) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such selling holder or (ii) the net proceeds received by such selling holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

            (e) Promptly after receipt by an Indemnified Person of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section, such Indemnified Person will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action.

            (f) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person or any officer, director or controlling person of such Indemnified Person and will survive the transfer of securities.

      8. Holdback Agreement. If the Company shall consummate a Qualified IPO (as defined in the Company's Certificate of Designation of the Certificate of Incorporation describing the rights of the Series D Preferred Stock) and the managing underwriter for such registration shall request, the Stockholders shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, the shares of Series D Preferred Stock or the Convertible Promissory Note then held by them (other than those shares of Common Stock included in such registration) without the prior written consent of the Company for a period designated by the Company in writing to the Stockholders, which period shall not begin more than ten (10) days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than one hundred eighty (180) days after the effective date of such registration statement (the "Holdback Period"); provided that the Stockholders shall be bound by this provision only if, and to the extent, the executive officers of the Company (except as set forth in the proviso below in this Section 8) owning Common Stock shall be bound by the same provision; provided, further, that if any executive officer, with the exception of Dr. Valentin P. Gapontsev with respect to sales of his shares of Common Stock made in order to satisfy his past or future tax obligations relating to a 1999 reorganization of the Company, is permitted to sell any shares of Common Stock prior to the expiration of the Holdback Period, then the Stockholders shall also be permitted to do so.


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      9. Underwriting Agreement. Notwithstanding the provisions of Sections 5, 8 and 13, to the extent that the Company and the Stockholders selling Registrable Securities in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections, the provisions contained in such Sections addressing such issue or issues shall be superseded with respect to such registration by such other agreement.

      10. Compliance with Rule 144. In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its best efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities, and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). After the occurrence of the first underwritten public offering of Common Stock pursuant to an offering registered under the Securities Act on Form S-1 or Form SA-1 (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its reasonable best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

      11. Amendments. The provisions of this Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only with the written consent of the Company and a Majority Interest of the Stockholders.

      12. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to each permitted transferee of Registrable Securities under the stockholders agreement with the Stockholder; provided, however, that the Company is given notice by the Stockholder at the time of or within a reasonable time after the transfer, stating the name and address of the transferee and identifying the securities with respect to which such registration rights are being assigned. Subject to the foregoing provision, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, further, that the registration rights granted in this Agreement shall not be transferred to Persons who received Registrable Securities pursuant to a registration statement under the Securities Act or pursuant to a transaction under Rule 144 or any successor provision thereto. Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.

      13. Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

      14. Information by Holder. Each Stockholder selling Registrable Securities in a proposed registration shall furnish to the Company such written information regarding such holder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

      15. Miscellaneous.

      (a) This Agreement shall bind and inure to the benefit of the Company and the Stockholders and their respective successors and assigns.

      (b) This Agreement shall terminate and be of no further force or effect upon the date on which there remains no Registrable Securities outstanding. The indemnification provisions of Section 7 shall survive the termination of this Agreement.

      (c) This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

      (d) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, postage prepaid), telegraphed, sent by express overnight courier service or electronic facsimile transmission (with a copy by mail), or delivered to the applicable party at the addresses indicated below:

      If to the Stockholder:  JDS Uniphase Corporation
                              1768 Automation Parkway
                              San Jose, California 95131
                              Attention: General Counsel
                              Facsimile No.:  (408) 546-4350

      If to the Company:      IPG Photonics Corporation
                              50 Old Webster Road
                              Oxford, MA 01540
                              Attention:  General Counsel
                              Facsimile No.: (508) 373-1123

Or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to other parties complying as to delivery with the terms of this subsection (a). All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mails or (ii) one day after being delivered to the telegraph company, deposited with the express overnight courier service or sent by electronic facsimile transmission, respectively, addressed as aforesaid.

      (e) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of law). TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE,

CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

      (f) It is specifically understood and agreed that any breach of the provisions of this Agreement by any party subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.

      (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

(h) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                      [The next page is the signature page]

      IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

THE COMPANY:                        IPG PHOTONICS CORPORATION

                                    By: /s/ Valentin P. Gapontsev
                                       -----------------------------------------
                                       By:    Valentin P. Gapontsev
                                       Title: Chairman of the Board and Chief
                                              Executive Officer

STOCKHOLDER:                        JDS UNIPHASE CORPORATION

                                    By: /s/ Christopher Dewees
                                       -----------------------------------------
                                       Name:  Christopher Dewees
                                       Title: Senior Vice President

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

      THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, dated as of July 31, 2006 (this "Amendment"), is made and entered into by and among IPG Photonics Corporation, a Delaware corporation (the "Company"), and JDS Uniphase Corporation, a Delaware corporation ("Stockholder"). Capitalized terms used herein but otherwise not defined shall have the meaning given to such terms in the Series D Registration Rights Agreement (as defined below).

      WHEREAS, the Stockholders and the Company have entered into that certain Registration Rights Agreement, dated as of August 13, 2003 (the "Series D Registration Rights Agreement"); and

      WHEREAS, the Stockholders and the Company desire to amend certain provisions of the Series D Registration Rights Agreement;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Amendment to Section 4. Section 4 of the Series D Registration Rights Agreement shall be amended by inserting the following sentence at the end of such Section:

            Notwithstanding anything to the contrary in this Agreement, the Stockholders agree that they shall not be permitted to exercise their contractual registration rights under this Section 4 with respect to more than 20% of their Registrable Securities in connection with a Qualified IPO (as defined in Section 10 of the Certificate of Designation of Series D Preferred Stock) and the Stockholders agree that they shall not have any contractual, incidental or other registration rights with respect to their Registrable Securities in excess of such 20% of Registrable Securities in connection with a Qualified IPO, provided that such Qualified IPO is consummated on or before February 15, 2007, and in the event that the Qualified IPG shall not occur by the close of business on February 15, 2007, this sentence shall be null and void.

      2. No Waiver. Nothing in this Amendment shall constitute a waiver by the Stockholders or the Company of any breach or default on the part of the other party to the Series D Registration Rights Agreement.

      3. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of law).

      4. No Other Agreements. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and preempts all prior agreements, understandings or representations, both written and oral, between the parties with respect to the subject matter hereof.

      5. Effect. Except as amended hereby, the Series D Registration Rights Agreement shall remain in full force and effect in accordance with its terms.

      6. Counterparts. The parties may execute multiple counterparts of this Amendment. Each executed counterpart shall be deemed an original, but all of them together represent one and the same agreement.


                            [Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto caused this Amendment to be duly executed as of the day first written above.

THE COMPANY:                        IPG PHOTONICS CORPORATION

                                    By:   /s/ Timothy P.V. Mammen
                                       -----------------------------------------
                                       Name:  Timothy P.V. Mammen
                                       Title: Vice President and Chief Financial
                                              Officer

STOCKHOLDER:                        JDS UNIPHASE CORPORATION

                                    By:   /s/ Matt Fawcett
                                       -----------------------------------------
                                       Name:  Matt Fawcett
                                       Title: Vice President and General Counsel


                                       3